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                                                                     EXHIBIT 1.1

                              109,400,000 Shares


                          UNITED PARCEL SERVICE, INC.

                     CLASS B COMMON STOCK, $.01 PAR VALUE



                            UNDERWRITING AGREEMENT


November __, 1999
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                                            November __, 1999



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Warburg Dillon Read LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Credit Suisse First Boston (Europe) Limited
Salomon Brothers International Limited
UBS AG, acting through its division Warburg
     Dillon Read
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

     United Parcel Service, Inc., a Delaware corporation (the "Company") and currently a direct, wholly-owned subsidiary of United Parcel Service of America, Inc., a Delaware corporation ("Old UPS"), proposes to issue and sell to the several Underwriters (as defined below) 109,400,000 shares (the "Firm Shares") of its Class B Common Stock, $.01 par value ("Class B Common Stock").

     It is understood that, subject to the conditions hereinafter stated, 87,520,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are
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defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 21,880,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Warburg Dillon Read LLC shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited and UBS AG, acting through its division Warburg Dillon Read, shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters".

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 10,940,000 shares of its Class B Common Stock (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares
                             -
are hereinafter collectively referred to as the "Shares." The shares of Class B Common Stock, Class A-1 Common Stock, $.01 par value, Class A-2 Common Stock, $.01 par value and Class A-3 Common Stock, $.01 par value to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-83347) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in

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the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Old UPS and the Company and their respective subsidiaries, taken as a whole (the "UPS Enterprise").

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          (d)  Old UPS and each subsidiary of the Company or Old UPS that is a
     "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (the "Significant Subsidiaries"), including without limitation United Parcel Service, Inc., a New York corporation ("UPS-New York"), United Parcel Service, Inc., an Ohio corporation ("UPS-Ohio"), United Parcel Service Co., a Delaware corporation ("UPSCo") and UPS Worldwide Forwarding, Inc., a Delaware corporation ("WWF"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the UPS Enterprise; all of the issued shares of capital stock of each Significant Subsidiary, and the issued shares of capital stock of the Company as of the date of this Agreement, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or Old UPS, as applicable, free and clear of all liens, encumbrances, equitable claims or other adverse claims ("Adverse Claims").

          (e) On the Closing Date (as defined below) and immediately prior to the sale of the Firm Shares to the Underwriters in accordance with Section 4 hereof: (i) UPS Merger Subsidiary, Inc., a Delaware corporation and
     -
     currently a direct wholly-owned subsidiary of the Company ("Merger Sub"), will have been merged with and into Old UPS, substantially as contemplated by the Registration Statement, the Prospectus and the Company's registration statement on Form S-4 (File No. 333-83349) and the proxy statement/prospectus included therein, as mailed to shareholders of Old UPS on or about September 23, 1999, with Old UPS being the surviving entity in the merger (in such form, the "Merger"); and (ii) all of the issued shares of capital stock of Old UPS will have been duly and validly authorized and issued, will be fully paid and non-assessable and will be owned directly by the Company, free and clear of all Adverse Claims.

          (f) This Agreement has been duly authorized, executed and delivered by the Company; and the letter agreement dated the date hereof between Old UPS and the Underwriters (the "Interim Side Letter") has been duly authorized, executed and delivered by Old UPS.

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          (g)  The authorized capital stock of the Company as of the Closing
     Date will conform as to legal matters to the description thereof contained in the Prospectus.

          (h) Upon consummation of the Merger and prior to the sale of the Shares to the Underwriters pursuant to Section 2 hereof: (i) the Company will not have any shares of capital stock outstanding other than the shares issued in the Merger; and (ii) all of the shares of Common Stock issued in the Merger have been duly authorized and will have been validly issued, fully paid and non-assessable.

          (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (j) The execution and delivery by, as the case may be, each of the Company and Old UPS of, and the performance by each of the Company and Old UPS of their respective obligations under, this Agreement and the Interim Side Letter will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Old UPS or any agreement or other instrument binding upon the Company, Old UPS or any Significant Subsidiary that is material to the UPS Enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Old UPS or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or Old UPS of their respective obligations under this Agreement and the Interim Side Letter, except such as have been obtained under the federal securities laws or as may be required by the securities or Blue Sky laws of the various states or any applicable law, rule or regulation of any foreign jurisdiction in connection with the offer and sale of the Shares.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the UPS Enterprise, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as disclosed therein.

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          (l)  There are no legal or governmental proceedings pending or threatened to which Old UPS, the Company or any Significant Subsidiary is a party or to which any of the properties of Old UPS, the Company or any Significant Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) The preliminary prospectus dated October 20, 1999 filed as part of the Registration Statement complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) Neither the Company nor Old UPS is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor Old UPS will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (o) Except as set forth in the Prospectus, each of Old UPS, the Company and the Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the UPS Enterprise.

          (p) Except as set forth in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the UPS Enterprise.

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          (q)  There are no contracts, agreements or understandings between the
     Company or Old UPS and any person granting such person the right to require the Company or Old UPS to file a registration statement under the Securities Act with respect to any securities of the Company or Old UPS or to require the Company or Old UPS to include such securities with the Shares registered pursuant to the Registration Statement.

          (r) Each of the Company and Old UPS has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or Old UPS or any of their respective subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company or Old UPS or any of their respective subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) each of the Company and Old UPS has no reason to believe, and does not believe, that (A) there are any issues related to its preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus or (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the UPS Enterprise, or result in any material loss or interference with the business or operations of the UPS Enterprise; and (ii) each of the Company and Old UPS reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company, Old UPS or such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the UPS Enterprise.

          (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor Old UPS nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor Old UPS has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary

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     and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Company and its consolidated subsidiaries or Old UPS and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (t) The Company, Old UPS and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the UPS Enterprise, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Old UPS and their respective subsidiaries; and any real property and buildings held under lease by the Company, Old UPS and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Old UPS and their respective subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (u) Except as set forth in the Prospectus, no material labor dispute with the employees of the Company, Old UPS or any of their respective subsidiaries exists or, to the knowledge of the Company or Old UPS, is imminent.

          (v) The Company, Old UPS and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses in all material respects as described in the Prospectus, and neither the Company, Old UPS nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the UPS Enterprise, except as described in or contemplated by the Prospectus.

          (w) The Company, Old UPS and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in

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     accordance with management's general or specific authorizations; (ii)
     transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S.$_____ a share ("Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have the right to purchase, from time to time, severally and not jointly, up to 10,940,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class B

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Common Stock or any securities convertible into or exercisable or exchangeable for Class B Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class B Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class B Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the shares of Common Stock issuable in the Merger, (C) the issuance by the Company of shares of Common Stock pursuant to the Company's Incentive Compensation Plan or (D) shares of Common Stock issued as consideration for any acquisition (including, without limitation, by way of merger or consolidation) by the Company or any of its subsidiaries.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November __, 1999, or at such other time on the same or such other date, not later than November __, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or on such other date, in any event not later than December __, 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you

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shall request in writing not later than one full business day prior to the
Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 P.M. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or Old UPS's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the UPS Enterprise, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as disclosed therein, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate of the Company and Old UPS, dated the Closing Date and signed by an executive officer of the Company and Old UPS, to the effect (i) set forth in Section 5(a)(i) above, (ii) that no stop order suspending the
                      -------
     effectiveness of the Registration Statement is in effect, and no proceedings

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     for such purpose are pending before, or to the best of such officer's knowledge, threatened by, the Commission, (iii) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (iv) that the Company and Old UPS have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder and under the Interim Side Letter on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for Old UPS and the Company, dated the Closing Date, to the effect that:

                    (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                    (ii) Merger Sub has been merged with and into Old UPS in the Merger, with Old UPS being the surviving entity in the merger;

                    (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                    (iv) except for the shares issued in the Merger, the Company does not have any shares of capital stock outstanding; all of the shares of Common Stock issued in the Merger have been duly authorized and validly issued, and are fully paid and non-assessable;

                    (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to the knowledge of such counsel, similar rights;

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                    (vi)   this Agreement has been duly authorized, executed and
          delivered by the Company; and the Interim Side Letter has been duly authorized, executed and delivered by Old UPS;

                    (vii) the execution and delivery by, as the case may be, each of the Company and Old UPS of, and the performance by each of the Company and Old UPS of their respective obligations under, this Agreement and the Interim Side Letter will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Old UPS or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company, Old UPS or any Significant Subsidiary that is material to the UPS Enterprise, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Old UPS or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either the Company or Old UPS of their respective obligations under this Agreement and the Interim Side Letter, except such as have been obtained under the federal securities laws or as may be required by the securities or Blue Sky laws of the various states or any applicable law, rule or regulation of any foreign jurisdiction in connection with the offer and sale of the Shares;

                    (viii) the statements (A) in the Prospectus under the captions "Business--Government Regulation," "Business--Litigation," "Management and Stock Ownership Information--Incentive Compensation Plan," "Management and Stock Ownership Information--Retirement Plans," "The Merger and the Tender Offer," "Description of Capital Stock, Certificate of Incorporation and Bylaws" (but not with respect to the final paragraph of the subsection entitled "--Dividends; Subdivision and Combinations"), "Relationships with Overseas Partners Ltd.," "Shares Eligible for Future Sale," "Material Federal Income Tax Consequences to Non-United States Shareowners" and "Underwriters" and
          (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (ix) neither the Company nor Old UPS is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor Old UPS will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                    (x) such counsel has no reason to believe that (A) the Registration Statement and Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder or (B) (x) the Registration Statement and the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the Prospectus (except as stated) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Joseph R. Moderow, Senior Vice President, Secretary and Legal & Public Affairs Group Manager for Old UPS and the Company, dated the Closing Date, to the effect that:

                    (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the UPS Enterprise;

                    (ii) each of Old UPS and each Significant Subsidiary, including without limitation UPS-New York, UPS-Ohio, UPSCo and WWF, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the UPS Enterprise;

                    (iii) all of the issued shares of capital stock of Old UPS and each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Adverse Claims;

                    (iv) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which Old UPS, the Company or any Significant Subsidiary is a party, or to which any of the properties of Old UPS, the Company or any Significant Subsidiary is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (v) such counsel has no reason to believe that (A) the Registration Statement and Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder or (B) (x) the Registration Statement and the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the Prospectus (except as stated) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(v),
                                                                -------
     5(c)(vii), 5(c)(viii) (but only as to the statements in the Prospectus
     ---------  ----------
     under "Description of Capital Stock, Certificate of Incorporation and Bylaws" and "Underwriters") and 5(c)(x) above.
                                     -------

          With respect to Sections 5(c)(x) and 5(d)(v) above, Gibson, Dunn &
                                   -------     -------
     Crutcher LLP, Joseph R. Moderow and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinions of Gibson, Dunn & Crutcher LLP and Joseph R. Moderow described in Sections 5(c) and 5(d) above shall be rendered to the
                           ----     ----
     Underwriters at the request of the Company and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) Merger Sub shall have been merged with and into Old UPS in the Merger.

          (h) The Company and Old UPS shall have obtained all consents, authorizations or approvals under any agreement, contract or other instrument binding upon Old UPS requiring a consent, authorization or approval as a result of the Merger, except such consents, authorizations or approvals the failure to obtain which would not, singly or in the aggregate, have a material adverse effect on the UPS Enterprise.

          (i) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

             (a) To furnish to you, without charge, 13 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements
             ----
     and amendments thereto or to the Registration Statement as you may reasonably request.

             (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

             (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if during such period, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2000 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To take all necessary action to effect the Merger on the Closing Date and prior to the sale of the Shares to the Underwriters pursuant to
     Section 2 hereof.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares by the Company to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing
                                                  ----
     fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities

     Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last
                      -
     paragraph of Section 9 below, the Underwriters will pay all of their costs
                          -
     and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and, in addition, the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or Old UPS in writing by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, the Company's officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Old UPS to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or Old UPS in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party")
                           ----    ----
shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of
                                        ----
parties indemnified pursuant to Section 7(b). The indemnifying party shall not
                                        ----
be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d)  To the extent the indemnification provided for in Section 7(a) or 7(b)
                                                                    ----    ----
is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by
                                             -------
applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative
                                        -------
fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or Old UPS on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they
             -
have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                   -
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable
                                                ----
by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no
                                                                -
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may
        -
otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or
                                -------         --------
together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-
                                                -
ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        UNITED PARCEL SERVICE, INC.


                                        By:____________________________
                                           Name:
                                           Title:


Accepted as of the date hereof

MORGAN STANLEY & CO.
    INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED
CREDIT SUISSE FIRST BOSTON
    CORPORATION
SALOMON SMITH BARNEY INC.
WARBURG DILLON READ LLC


Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:_________________________
   Name:
   Title:

MORGAN STANLEY & CO.
   INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE)
   LIMITED
SALOMON BROTHERS INTERNATIONAL
   LIMITED
UBS AG, ACTING THROUGH ITS DIVISION
   WARBURG DILLON READ

Acting severally on behalf of themselves and the several International Underwriters named in
   Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By:____________________
   Name:
   Title:

                                                                      SCHEDULE I


                               U.S. UNDERWRITERS


                                                        Number of Firm Shares
                 Underwriter                               To Be Purchased
--------------------------------------------------    ------------------------
Morgan Stanley & Co. Incorporated.................

Goldman, Sachs & Co...............................

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated...................................

Credit Suisse First Boston Corporation............

Salomon Smith Barney Inc..........................

Warburg Dillon Read LLC ..........................

                        ..........................
                                                             ----------
   Total U.S. Firm Shares.........................           87,520,000
                                                             ==========

                                                                     SCHEDULE II


                          INTERNATIONAL UNDERWRITERS

                                                         Number of Firm Shares
                  Underwriter                               To Be Purchased
--------------------------------------------------     ------------------------
Morgan Stanley & Co. International Limited........

Goldman Sachs International.......................

Merrill Lynch International.......................

Credit Suisse First Boston (Europe) Limited.......

Salomon Brothers International Limited............

UBS AG, acting through its division Warburg
 Dillon Read......................................

            ......................................

                                                              ----------
 Total International Firm Shares..................            21,880,000
                                                              ==========